                                   EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


                          COMMON STOCK PURCHASE WARRANT

                  To Purchase 40,000 Shares of Common Stock of

                          CVF Technologies Corporation


     This Is To Certify That Chatsworth Securities LLC, or registered assigns, is entitled, at any time from the date hereof to the applicable Expiration Date (as hereinafter defined), to purchase from CVF Technologies Corporation, a Nevada corporation (the "COMPANY"), 40,000 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share equal to $3.50, subject to adjustment as specified herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.   DEFINITIONS

     As used in this Common Stock Purchase Warrant (this "WARRANT"), the following terms have the respective meanings set forth below:

     "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "COMMON STOCK" shall mean (except where the context otherwise indicates) the Common Stock, par value $0.001 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

     "EXPIRATION DATE" shall mean with respect to this Warrant the following dates on which the right to purchase the following number of shares under this Warrant shall expire:

            Number of Common Shares                    Expiration Date
            -----------------------                    ---------------
                    2,500                              April 16, 2004

          2,500                                        May 16, 2004
          2,500                                       June 16, 2004
          2,500                                       July 16, 2004
          2,500                                      August 16, 2004
          2,500                                     September 16, 2004
          2,500                                      October 16, 2004
          2,500                                     November 16, 2004
          2,500                                     December 16, 2004
          2,500                                      January 16, 2005
          2,500                                     February 16, 2005
          2,500                                       March 16, 2005
          2,500                                       April 16, 2005
          2,500                                        May 16, 2005
          2,500                                       June 16, 2005
          2,500                                       July 16, 2005

     "HOLDER" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

     "MARKET PRICE" per Common Share means the average of the closing prices of the Common Shares as reported on the Amex for the five trading days immediately preceding the Closing Date.

     "OTHER PROPERTY" shall have the meaning set forth in Section 4.4.

     "OUTSTANDING" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "RESTRICTED COMMON STOCK" shall mean shares of Common Stock which are, or which upon their issuance on their exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "TRANSFER" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "TRANSFER NOTICE" shall have the meaning set forth in Section 9.2.

     "WARRANT PRICE" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) $3.50.

     "WARRANT STOCK" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

     "WARRANTS" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.


2.   EXERCISE OF WARRANT

     2.1  MANNER OF EXERCISE

     From and after the date hereof and until 5:00 p.m., New York time, on the applicable Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

     In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 916 Center Street, Lewiston, New York 14092 or at the office or agency designated by the Company pursuant to
Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(ii) to the extent such exercise is not being effected through a Cashless Exercise (as defined below), payment of the Warrant Price in cash or wire transfer or cashier's check drawn on a United States bank and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this

Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

     Simultaneously with the exercise of this Warrant, payment in full of the Warrant Price may be made, at the option of the Holder, (i) by payment of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank, (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any certificate(s) evidencing the Warrants (the "WARRANT CERTIFICATE") presented in connection with a Cashless Exercise of a Warrant or Warrants (represented by one or more Warrant Certificates), and without payment of the Warrant Price in cash, for such number of shares equal to the product of (1) the number of shares for which such Warrant is exercisable with payment in cash of the Warrant Price as of the date of exercise and (2) the Cashless Exercise Ratio or (iii) by any combination of
(i) and (ii). For purposes of this Agreement, the "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Market Price per share of the Common Stock on the date of exercise over the Warrant Price per share and the denominator of which is the Market Price per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares deliverable upon a Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the product of (a) the number of Warrants that the Holder specifies is to be exercised pursuant to a Cashless Exercise and (b) the number of shares for which such Warrant is then exercisable (without giving effect to the Cashless Exercise option). All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

     2.2  PAYMENT OF TAXES AND CHARGES

     All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     2.3  FRACTIONAL SHARES

     The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the date of exercise.


3.   TRANSFER, DIVISION AND COMBINATION

     3.1  TRANSFER

     Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

     3.2  DIVISION AND COMBINATION

     Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3  EXPENSES

     The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrants or Warrants under this Section 3.

     3.4  MAINTENANCE OF BOOKS

     The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.   ADJUSTMENTS

     The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this
Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

     4.1  STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS

     If at any time the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock;

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Warrant Price shall be adjusted to equal (A) the Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     4.2  CERTAIN OTHER DISTRIBUTIONS

     If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (a)  cash;

          (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever; or

          (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever;

then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised the Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     4.3  OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION

     The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price provided for in this Section 4:

          (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b)  FRACTIONAL INTERESTS.   In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

          (c) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (d) CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to Holder.

     4.4 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS

     In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "COMMON STOCK OF THE SUCCESSOR OR ACQUIRING CORPORATION" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     4.5  OTHER ACTION AFFECTING COMMON STOCK

     In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

     4.6  CERTAIN LIMITATIONS

     Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Warrant Price to be less than the par value per share of Common Stock.


5.   NOTICE OF ADJUSTMENTS

     Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by Holder.

6.   NO IMPAIRMENT

     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK

     From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

     Before taking any action which would cause an adjustment reducing the Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

     In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of record of such holders, the Company will in each case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


9.   RESTRICTIONS ON TRANSFERABILITY

     The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

     9.1  RESTRICTIVE LEGEND

          (a) Holder, by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

          Each certificate for Warrant Stock issuable hereunder shall bear a legend as follows until such securities have been sold pursuant to an effective registration statement under the Securities Act:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

          (b) Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

     9.2  NOTICE OF PROPOSED TRANSFERS

     Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give ten days' prior written notice (a "TRANSFER NOTICE") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the

Transfer Notice and opinion, the Company shall, within five days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. Holder shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2(a) that such opinion is reasonably satisfactory.

     9.3  TERMINATION OF RESTRICTIONS

     Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

10.  SUPPLYING INFORMATION

     The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.  LOSS OR MUTILATION

     Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.  OFFICE OF THE COMPANY

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.


13.  LIMITATION OF LIABILITY

     No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


14.  MISCELLANEOUS

     14.1      NONWAIVER AND EXPENSES

     No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, without limitation, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in enforcing any of its rights, powers or remedies hereunder.

     14.2      NOTICE GENERALLY

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (a)  if to the Company, to:

               CVF Technologies Corporation
               916 Center Street
               Lewiston, NY 14092
               Attention:  Jeffrey I. Dreben
               (716) 754-7883
               (716) 754-7606 (Fax)

               with a copy to:

               Hodgson Russ Andrews Woods & Goodyear LLP
               One M&T Plaza, Suite 2000
               Buffalo, NY  14203-2391
               Attention:  John J. Zak, Esq.
               (716) 848-1253
               (716) 849-0349 (Fax)

          (b)  if to the Holder, to:

               Chatsworth Securities LLC
               One East Putnam Avenue
               Greenwich, CT 06830
               Attention: Joel Matcovsky
               (203) 629-2612
               (203) 629-2375 (Fax)

The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

     14.3      REMEDIES

     Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     14.4      SUCCESSORS AND ASSIGNS

     Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

     14.5      AMENDMENT

     This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

     14.6      SEVERABILITY

     Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     14.7      HEADINGS

     The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     14.8      GOVERNING LAW

     This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflicts of law.

                            [SIGNATURE PAGE FOLLOWS.]

     In Witness Whereof, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


Dated: July 16, 2000



                              CVF TECHNOLOGIES CORPORATION



                              By:________________________________
                                    Name: Jeffrey I. Dreben
                                    Title:   President

                                                                       EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]


     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of CVF Technologies Corporation and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is
----------------------------------------------------------



     and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                              -----------------------------------------
                              (Name of Registered Owner)


                              -----------------------------------------
                              (Signature of Registered Owner)


                              -----------------------------------------
                                (Street Address)


                              -----------------------------------------
                              (City)            (State)            (Zip Code)

                                   NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

     For Value Received the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                No. of Shares of
     Name and Address of Assignee                      Common Stock
     ----------------------------                      ------------




and does hereby irrevocably constitute and appoint
____________________________________ attorney-in-fact to register such transfer on the books of CVF Technologies Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:___________________


                              -----------------------------------------
                              (Print Name)


                              -----------------------------------------
                              (Signature)


                              -----------------------------------------
                              (Print Name of Witness)


                              -----------------------------------------
                              (Witness's Signature)

                         NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.